EXHIBIT 11


                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                 (Amounts in millions, except per-share amounts)

                                                                  Three Months Ended                 Nine Months Ended
                                                                        September 30                      September 30
                                                       -----------------------------     -----------------------------
                                                               2002             2001             2002             2001
--------------------------------------------------     ------------     ------------     ------------     ------------
BASIC EARNINGS PER SHARE
Income from continuing operations                      $        476     $        443     $        840     $      1,426
Discontinued operations, net                                    (74)               1              (78)               2
Extraordinary loss, net                                          --               --               --               (3)
Cumulative effect of changes in
   accounting principles, net                                    --               --              (95)             (24)
                                                       ------------     ------------     ------------     ------------
Earnings applicable to common stock                    $        402     $        444     $        667     $      1,401
                                                       ============     ============     ============     ============
Weighted average basic common shares                          377.1            373.5            376.0            371.9
                                                       ============     ============     ============     ============

Income from continuing operations                      $       1.26     $       1.19     $       2.23     $       3.83
Discontinued operations, net                                   (.19)              --             (.21)             .01
Extraordinary loss, net                                          --               --               --             (.01)
Cumulative effect of changes in
   accounting principles, net                                    --               --             (.25)            (.06)
                                                       ------------     ------------     ------------     ------------
Basic earnings per common share                        $       1.07     $       1.19     $       1.77     $       3.77
                                                       ============     ============     ============     ============

DILUTED EARNINGS PER SHARE
Income from continuing operations                      $        476     $        443     $        840     $      1,426
Discontinued operations, net                                    (74)               1              (78)               2
Extraordinary loss, net                                          --               --               --               (3)
Cumulative effect of changes in
   accounting principles, net                                    --               --              (95)             (24)
                                                       ------------     ------------     ------------     ------------
Earnings applicable to common stock                    $        402     $        444     $        667     $      1,401
                                                       ============     ============     ============     ============

Basic shares                                                  377.1            373.5            376.0            371.9
Dilutive effect of options outstanding                          2.7              2.2              2.6              1.9
Dilutive effect of unvested restricted shares                    .6               --               .2               --
                                                       ------------     ------------     ------------     ------------
Dilutive shares                                               380.4            375.7            378.8            373.8
                                                       ============     ============     ============     ============
Diluted earnings per share
Income from continuing operations                      $       1.25     $       1.18     $       2.22     $       3.81
Discontinued operations, net                                   (.19)              --             (.21)             .01
Extraordinary loss, net                                          --               --               --             (.01)
Cumulative effect of changes in
   accounting principles, net                                    --               --             (.25)            (.06)
                                                       ------------     ------------     ------------     ------------
Diluted earnings per common share                      $       1.06     $       1.18     $       1.76     $       3.75
==================================================     ============     ============     ============     ============

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                 (Amounts in millions, except per-share amounts)


The following items were not included in the computation of diluted earnings per share because their effect was antidilutive:

                                                      Three Months Ended                               Nine Months Ended
                                                            September 30                                    September 30
                             -------------------------------------------     -------------------------------------------
                                            2002                    2001                    2002                    2001
                             -------------------     -------------------     -------------------     -------------------
STOCK OPTIONS
   Number of shares                          .02                     .02                     .02                     .02
   Price range per share      $27.900 -- $29.438      $29.063 -- $29.438      $29.063 -- $29.438      $29.063 -- $29.438
   Expiration range          12/01/07 -- 8/29/11     12/01/07 -- 4/29/08     12/01/07 -- 4/29/08     12/01/07 -- 4/29/08